Ameriprise Financial Global Code of Conduct

2 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Our Vision, Mission, Brand Promise and Values have withstood the test of time and continue to define our company Vision What we aspire to be To be the most respected and referred financial services brand Mission Our purpose To help people feel confident about their financial future Brand Promise Our commitment to clients We shape financial solutions for a lifetime® Values What we can expect from each other Client Focused Integrity Always Excellence In All We Do Respect for Individuals and our Communities Respect Excellence Client-focused Integrity always

3 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES From our Chairman and Chief Executive Officer Our clients, advisors, employees, shareholders and regulators rightfully expect us to comply with federal, state, and local statues and regulations, and to treat our stakeholders with integrity. The long legacy and success of Ameriprise depends on the trust and confidence we work diligently to earn every day. Our choices and actions matter. Ameriprise Financial began in 1894 with a clear and singular focus – to help all levels of investors achieve their most important goals. Today, our mission is to help people feel confident about their financial future. We have endured and thrived because of our unwavering commitment to our values: Client-focused; Integrity always; Excellence in all we do; and Respect. Together, we endeavor to treat people fairly and respectfully and do what is right for our clients, advisors, employees and shareholders. Your decisions and actions determine how we operate and what we can achieve. Our Global Code of Conduct reinforces the core principles that must guide our behavior. It helps foster an environment of trust. I, along with all of our Board of Directors and Executive Leadership Team, believe strongly in our Code of Conduct. Thank you for your continued commitment to our values and adhering to the principles in the Code. JAMES M. CRACCHIOLO CHAIRMAN AND CHIEF EXECUTIVE OFFICER

4 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Contents • Introduction − Our Code applies to everyone ......... 5 • Report your concerns ............................ 7 • Our ethical principles − Treat everyone with dignity and respect ...................................... 8 − Do the right thing for the client ..... 10 − Obey the law and guard against criminal activity .............................. 12 − Conduct business ethically ............. 14 − Compete fairly in the marketplace 16 − Protect the company’s reputation and assets ...................................... 18 − Safeguard and maintain accurate information ..................... 20 • Navigate your ethical questions .......... 22 • Consequences for non-compliance ..... 23 • Global Resources ................................. 24

5 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Our Global Code of Conduct applies to everyone at Ameriprise Financial All officers, employees, financial advisors and their staff must follow this Code. What you need to know We value ethics and integrity. We maintain an environment where compliance and adherence to the Code of Conduct is the norm. About the Code This Code is enterprise-wide and applies to everyone working for one of our business areas or affiliates. Commitment to the ethical principles helps ensure compliance with the Code. This Code applies even if you also adhere to another code of ethics or conduct within your business area. For employees and employee advisors, compliance with the Code is a condition of employment. For franchise advisors and their staff compliance with the Code is required by the franchise agreement. Applicable company policies The Code requires you to comply with the provisions of other policies, codes of ethics and other business procedures to which you are subject. You must read and comply with the policies and procedures that apply to you. Refer to policies on Inside, AdvisorCompass, CompliSource or other company intranet systems for applicable policies. This Code can’t cover every situation No code of conduct or ethics can anticipate all of the circumstances that you may encounter during your career. If the Code doesn’t address a specific situation, you are still obligated to act in an ethical and honest manner. Above all, seek guidance from your leader, manager or one of the provided resources (See list of resources on Pages 8 or 24) before you act. Violations of the Code If you violate the Code, you will be subject to disciplinary action, including possible termination of your employment or franchise agreement. Disciplinary action will depend on the circumstances and will be consistent with the company’s policies and procedures. (See consequences for non-compliance on Page 23.) Waivers of the Code Only the Board of Directors of Ameriprise Financial, Inc. can grant a waiver of the Code of Conduct. We will promptly disclose to our shareholders any waivers granted to our executive officers and directors. Why ethics matter The culture of any company is determined by what its directors, officers and employees actually do rather than what they are supposed to do. It is simply about doing the right thing, day in and day out. We expect you to: Comply with the Code Act with integrity, due skill, care and diligence Follow all applicable laws, rules and regulations Be open and cooperative with our regulators Use your best judgment Ask for guidance before you act Report ethical concerns promptly Be an example of ethical behavior for your team Pay due regard to the interests of our clients and treat them fairly Observe proper standards of market conduct

6 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES When we refer to “Ameriprise” or our “company,” we mean all majority-owned businesses and entities of Ameriprise Financial, Inc. I’m a contractor working on a three-month project. Since I’m not an employee, does the Code apply to me? Yes. Anyone doing business on behalf of Ameriprise Financial, Ameriprise Bank, RiverSource, Columbia Threadneedle Investments or any of our other U.S. or global subsidiaries is held accountable for reading, understanding and following the Code and all company policies applicable to his or her roles and responsibilities. I discovered that my coworker is violating the Code by falsifying financial results. Do I have to report this? Yes. You will have violated the Code if you don’t report your concerns. As long as you act in good faith, you will be protected from retaliation. This important point is covered in more detail on pages 7 and 16.

7 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Report your concerns If you observe behavior that concerns you, or that you believe in good faith may be illegal or a violation of the Code, you are required to report the issue promptly. What you need to know We respond appropriately to all allegations by employees, suppliers, clients or contractors that the company or individuals are not meeting its legal, regulatory, ethical or financial obligations. We provide several reporting options for anyone who suspects breaches of the Code, our policies, regulations or the law. Whistleblower claims Acting ethically includes reporting misconduct. If you don’t report the misconduct of others, you are not acting ethically and will be held accountable. It may not be easy to report misconduct involving a colleague or friend, but that is what we expect you to do. You should, in good faith, report an alleged impropriety that prevents the company from meeting its regulatory and legal obligations or complying with generally accepted accounting principles. A whistleblower is an individual who lawfully makes any allegation of impropriety or discloses or provides information or assistance in connection with any governmental proceeding or inquiry. Acting in good faith means that you have a sincere belief that a reasonable person in the same situation with access to the same facts would also conclude there is a likelihood of misconduct. Non-retaliation We will not tolerate any retaliation against you if you report possible misconduct in good faith even if it turns out that no misconduct occurred. You won’t be fired, given a lower performance rating or demoted because you reported possible misconduct in good faith. Retaliating against a person who has reported a suspected violation is considered a violation of the Code. All reports are investigated, and your report will be treated confidentially to the extent allowed by law and company policy. If you believe you have been retaliated against, promptly contact any of the resources listed on this page. Leaders are responsible for properly reporting any allegations they become aware of. Why ethics matter Your diligence allows us to correct problems that may involve a violation of regulation, law or pose a risk to health, safety or the company’s reputation. We expect you to: Report unusual or suspicious activity, including activities that could be associated with financial crime, such as check fraud, market manipulation, money laundering or other possible ethical issues. Report concerns promptly to your leader, another trusted leader, Employee Relations, to one of the global resources listed on page 24, or to the Ethics Hotline: − Employee Relations Group Service Center – 1.877.267.4748 or ERGSC@ampf.com − Ethics Hotline – • U.S.: 1.800.963.6395 or ampf.ethicspoint.com • All other locations: Go to ampf.ethicspoint.com and select your location for country and access codes

8 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Treat everyone with dignity and respect We value our people, encourage their development and reward their performance. What you need to know We are good citizens in our communities. We make all reasonable efforts to maintain a safe and healthy work environment for our employees and visitors. We prohibit discrimination or harassment and value diversity. Equal employment opportunity Our employees, including financial advisors, and leaders are responsible for complying with the company’s Equal Employment Opportunity Policy, Individual Treatment Policy and related policies, and anti-discrimination and anti-harassment laws. Leaders have the added responsibility of ensuring compliance with those policies and laws. Freedom from discrimination Our employees are prohibited from engaging in discrimination or harassment against any person on the grounds of race, color, religion, national origin, disability, age, sex, marital status, sexual orientation, gender identity, veteran status or citizenship. Each of us, particularly leaders, is responsible for creating and maintaining a work environment free of discrimination and harassment for our employees. Freedom from fear and violence in the workplace We prohibit the possession of weapons in our workplace or when conducting business on behalf of the company. You may not assist or permit others to possess weapons in the workplace. Importance of diversity We are committed to valuing and supporting diversity in the workplace and community. Employees, field members and staff represent many age groups, ethnicities, family structures, races, religions, sexual orientations, nationalities and neurodiversity, mental and physical abilities. Non-retaliation We do not retaliate against or intimidate an individual who makes a complaint, assists in making a complaint or is a witness in an investigation. Our values and the law protect an individual who, in good faith, reports discrimination, harassment, threats of violence or any inappropriate behavior. Safety, health and the environment We make all reasonable efforts to provide and maintain a safe and healthy working environment for our employees and visitors. Why ethics matter We expect all employees and advisor to behave in a values-driven manner, which includes treating all people with dignity and respect. Discriminatory treatment and harassment are illegal and violate our company values. We encourage individuals to report any violations. We expect you to: Treat others the way you would like to be treated Be an example to the next generation of leaders Support a diverse and safe work environment Notify your local or onsite security personnel or local law enforcement immediately if you see anyone exhibiting threatening behavior or if there is a potentially dangerous situation at your workplace Report safety concerns to: Minneapolis – 1.612.671.2454 or 1.612.671.3333. United States – 1.800.455.5187 United Kingdom, European Union or India – 00.1.612.671.2454 or 00.1.612.671.3333.

9 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES A colleague in my department has been acting erratically lately. He complains that he has been treated unfairly at work and talks about “getting even” with people. What should I do? Call Security Services (or your local security personnel) or the Employee Relations Group Service Center immediately and explain the situation. You share the responsibility of helping the company maintain a safe environment for all of our employees and visitors. As long as you act in good faith, you will not face any retaliation for sharing your concerns. I noticed that a contractor made a mistake in its invoice in our favor. What should I do? Call the contractor to discuss the invoice and confirm that we have been undercharged. If so, ask for a corrected invoice.

10 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Do the right thing for the client From initial contact with prospects, through our continued service of existing individual or institutional client and end-client accounts, we stand behind what we say and do. What you need to know We carefully consider the impact of our decisions on clients. We are committed to making full and fair disclosures. Standards of Conduct We conduct our business according to all applicable legal and professional standards of conduct. These standards of conduct may vary depending on our role or relationship with a client and may impose specific obligations on us, such as: acting as a fiduciary in the best interests of the client; not favoring the interests of one client over the interests of another client; or making recommendations that are in the best interest of and suitable based on a client’s personal situation and risk tolerance Regardless of our legal and professional obligations, we act honestly and in good faith with our clients. We want clients to be able to make informed decisions based on all the information necessary to understand the features and potential benefits and risks of our products and services. Full and fair disclosure You must make full and fair disclosure of all features, benefits, risks and fees of products or services sold or marketed to all clients and prospects, particularly where your interests may conflict with those of our clients. Full and fair disclosure applies to initial client communications as well as to subsequent recommendations. Your disclosures must be accurate, fair and balanced and presented in the proper context. Do not omit material facts or qualifications if the result would be misleading. Marketing, advertising and communications with the public Marketing, advertising and communications with the public, including clients, prospects, investors, analysts and the general public, must be truthful and accurate. You may not make exaggerated or misleading statements, regardless of whether the information is given directly or indirectly. You must answer all questions honestly and completely. In addition, the content must meet applicable regulatory and legal standards. When preparing advertising, marketing and communication for the public, you must ensure that required reviews and approvals are received prior to first use. When making referrals to or any testimonial or endorsement of Ameriprise Financial, you must be sure your affiliation with Ameriprise Financial is readily apparent to or if not readily apparent disclosed to the prospect, client or investor at the time of the referral or testimonial or endorsement is disseminated. Why ethics matter We maintain our clients’ loyalty and improve their experience by acting with integrity. Our first priority is the success of our clients. They have selected us to help them reach their financial goals and prepare for retirement on their terms. If we break that trust, our clients will leave us for other firms. We expect you to: Act in the best interest of clients Be truthful and accurate Never mislead a client or prospect Help clients and prospects understand our products and services Provide clients and prospects with all information they need to make an informed decision

11 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES We know that trust must be earned and are committed to making fair and accurate disclosures. My job doesn’t involve client contact. Recently, however, someone claiming to be a client was transferred to my number. She was upset about something, but I politely said I couldn’t help her and hung up. What should I do in this situation? In this situation, you should ask for the person’s name, address, telephone number and a brief description of the issue. After telling her you will find the right person to help her, talk to your leader about how to follow up. You should never try to answer a question if you are not qualified to do so, but each of us has a responsibility to do the right thing for our clients.

12 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Obey the law and guard against criminal activity We comply with all laws and regulations that apply to our operations, including insider trading laws. What you need to know We obey the law in our professional lives just as we do in our personal lives. Being unaware that a law or regulation exists won’t excuse any violation you commit. We follow the advice of our legal and compliance professionals. We always cooperate fully and honestly with our regulatory agencies during examinations and inquiries. Comply with rules, regulations, and laws Additional rules or regulations may apply to you in your home country or because of your specific job responsibilities. Each of us is responsible to know and follow the laws wherever we work and the rules and regulations applicable to your responsibilities. Fraud prevention Preventing fraud is a responsibility of everyone at Ameriprise, regardless of level. You have a duty to be mindful of potentially fraudulent activity and to report anything suspicious promptly. Fraud includes a wide variety of illegal acts, all characterized by the intent to deceive someone. Fraud can be committed to the detriment of the company, our clients, our shareholders or others, and can be carried out by people inside as well as outside of the company. Insider trading Insider trading is both illegal and unethical. Insider trading is the practice of buying or selling securities of any company, including Ameriprise Financial, when you are aware of material, non-public information about that company or its securities. If you are convicted of insider trading, you could be sentenced to years in prison. Personal trading Our personal trading rules, policies and procedures apply to everyone who is subject to this Code with few exceptions. These rules are derived from securities and investment laws, regulatory guidelines, and other corporate policies. They aim to eliminate the appearance of conflict between the personal trading activities of our employees, advisors and our clients as well as the rest of the investing public. In addition to the general rules that apply broadly to individuals subject to the Code, more restrictive rules apply to certain persons based on their access to information and/or their job responsibilities. You are responsible for understanding the related company policies that apply to you. Why ethics matter Legal or regulatory violations can cost our shareholders millions of dollars in legal judgments, fines or penalties and lost clients. In some cases, you could also face fines, the loss of your job and even imprisonment. The company often sets a higher standard than what the law requires, so it is important to understand all policies that apply to you. We expect you to: Become familiar with the laws and regulations that apply to you and your job, including insider trading laws, which apply to everyone Complete all mandatory training, disclosures and other requirements related to your job Stay current on legal and regulatory developments you need to know Report suspected insider trading, market abuse or fraudulent activity promptly Protect our reputation

13 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES I told my spouse about a company that Ameriprise Financial is considering buying. Was that wrong? Yes. First, you should not share confidential business information with anyone unless it’s necessary to do your job. Second, if this is material, non-public information and your spouse trades in the stock of Ameriprise or the other company or shares the information with anyone else, you both could face prosecution for insider trading. Am I subject to blackout periods for trading in the company’s stock? It depends on your role within the company. The company’s Board of Directors, executive officers and other designated employees are subject to regular quarterly blackout periods, during which they are prohibited from executing transactions in Ameriprise Financial securities. The blackout periods generally begin on Jan. 1, April 1, July 1 and Oct. 1. The beginning date of each blackout period is fixed, regardless of whether that date happens to be a business day. Each blackout period ends one full business day after the public release of the last quarter’s earnings results. If you are subject to the blackout, you will receive emails telling you when it will begin and end.

14 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Conduct business ethically We have a duty to promote the interests of the company. That means we do not use the company’s property or information for our own benefit or to compete with the company. What you need to know We do not use company information and property for personal gain. We carefully monitor and control conflicts of interest. We do not give, solicit or accept gifts that could influence our business judgment. Conflicts of interest and outside business activities Due to the Company’s diverse businesses, potential conflicts of interest could result from your outside business activities. You may engage in an outside activity if it does not compete or conflict with the interests of the company or interfere with the responsibilities of your job or the company’s employees. A conflict of interest occurs when your private interests interfere in any way – or even appear to interfere – with the interests of a client or the company. A conflict of interest also arises when you or a member of your family receives improper personal benefits as a result of your position in the company. You must be especially sensitive to potential conflicts of interest when you are considering engaging in consulting or other outside activities that involve the skills and knowledge you use in your job. Simply reporting or disclosing an activity without first resolving possible conflicts of interest may result in a violation of the Code. You are prohibited from using your position with the company, or information acquired during your employment or relationship with the company, to advance your personal interests over the interests of clients or the company. Gifts or entertainment Generally, you may only accept gifts (including business-related meals or entertainment) if the value of the gift is not significant and the gift will not place you – or appear to place you – under any obligation to the donor. Before accepting a gift, you should ask yourself if the gift would appear significant to others or place you under any obligation. If the answer is yes, then you should not accept the gift. You may be subject to a specific policy and/or local market rules related to accepting or giving gifts over a certain dollar value. (Please refer to policies that apply to you.) Political contributions and involvement We respect your right to participate in the political process. However, because of U.S. campaign finance laws, you may not: use company funds or be reimbursed for a political contribution; allow a candidate or campaign to use company facilities or property; use work time or company equipment for political or campaign purposes; or allow your contribution of time or money to appear to be made with, or reimbursed by, company funds. Why ethics matter Employees, officers and directors owe a duty to the company to advance its legitimate interests. Your personal interests, whether you are focused on a promotion or earning more compensation, are never more important than the best interests of our clients or the company. We expect you to: Address conflicts of interest before you take any job action or engage in an outside business activity that may benefit you or your family – this applies to everyone, regardless of whether you are a registered person Avoid even the appearance of impropriety Comply with company policies related to outside business activities, political contributions and gifts and entertainment Advisors, registered persons and investment- access persons must file reports as required by applicable policies. If a potential conflict of interest is presented, whether involving gifts, vendor relationships, outside business activities, or other circumstances, you should seek guidance from your applicable Compliance team or the Ameriprise Corporate Secretary about potential conflicts of interest, whether involving gifts, vendor relationships, outside business activities, or other circumstances.

15 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES A client sent me a case of wine as a gift. I know that if I purchased the wine, it would be expensive. Can I accept this gift? If you are subject to a gift and entertainment policy, you may be required to decline the gift politely and return it. If you are a licensed person, you should seek advice from your registered principal or the Compliance Department. If you don’t know whether a gift policy applies to you, contact the Corporate Secretary or your local Compliance Department. Remember that you are never permitted to solicit a gift from a client, vendor or anyone else doing business with the company. Do I need to pre-clear my political contributions and political volunteer activities? Yes, depending on your role or band level, you may be subject to pre-clearance requirements. For example, financial advisors, Columbia Threadneedle Investments employees who work in North America or who are U.S. citizens working outside the country are all subject to pre-clearance requirements. Refer to the applicable Political Contributions policy to see if you are covered. Also, if your job changes, you may become subject to pre-clearance in the future even if you are not covered now. It’s important to see if your current political contributions may affect your chances to apply for certain jobs in the future, due to the SEC’s pay-to-play rules.

16 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Compete fairly in the marketplace We believe that everyone benefits from fair, free and open markets, and we compete fairly in the marketplace based on the merits of our products and services. What you need to know We must never offer, make or accept unlawful payments or gifts regardless of local business customs. We comply with all antitrust, anti-bribery, anti- corruption, monopoly and competition laws. Failure to comply can have serious consequences for the company and for you. Antitrust and competition law We prohibit agreements intended to limit competition. We expect you to avoid any agreement with a competitor to limit competition. When dealing with outside companies, including contractors and vendors, consider whether they are competing with Ameriprise Financial. False or misleading statements about our competitors are contrary to our values and damage our reputation. The General Counsel’s Organization is available whenever you question the legality of a proposed activity or need further guidance. Anti-bribery, anti-corruption, and tax evasion We are committed to conducting business ethically and in a manner fully compliant with all applicable antibribery and corruption laws in the countries in which Ameriprise operates. Bribery can be defined as the offering, promising, giving, accepting or soliciting of any advantage as an inducement to act in a way which is illegal, or which amounts to the improper performance of any duty owed to their employer, to a business or to a public body. Corruption is the abuse of entrusted power for private gain. We also have zero tolerance for facilitation of tax evasion by employees and third parties. Tax evasion in the definition of money laundering, and the policy requires escalation of any potential financial crimes. Everyone working for the company should report instances of bribery, corruption and tax evasion Fair dealing All employees, officers and directors should deal fairly with our clients, investors, suppliers and competitors. We don’t take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair practices. Non-retaliation An individual shall not be held criminally or civilly liable under any trade secret or similar [continued on next page] Why ethics matter We operate in a highly regulated industry and under intense media and public scrutiny. Regulators and prosecutors recognize the importance of a strong ethical and compliance culture. We expect you to: Deal fairly with clients, vendors, competitors and other employees Maintain the company’s confidential or proprietary information and trade secrets Contact Enterprise Procurement before engaging a vendor and read the applicable Acquisition of Goods and Services Policy to understand the procedures for contracting with vendors as well as your responsibilities in the ongoing management of agreements and relationships with vendors.

17 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Non-retaliation [continued] law, for the disclosure of a trade secret that is made: in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. I’m having a business lunch with an official of a foreign government, who is an avid golfer, and I want to give him a box of golf balls as a small gesture for meeting with me. What do I need to know? This legal area is complex, so seek advice from the General Counsel’s Organization before you give anything of value to a government official or anyone claiming to represent a government or a government-controlled entity. The United States Foreign Corrupt Practices Act and the UK Bribery Act impose severe penalties if you give anything of value to a government official. Many other countries are also enacting strict laws against bribery and corruption. In this case, even a modest meal and small gift can result in severe penalties for you and the company.

18 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Protect the company’s reputation and assets We diligently safeguard the company’s reputation, its physical and intellectual property and all sensitive information. What you need to know We consider our reputation one of our most valuable assets. We protect our assets and use them for appropriate business purposes. Anti-money laundering and identity theft The company maintains policies and procedures to prevent and detect money laundering, identity theft and other financial crimes. Suspicious activity takes many forms and is hard to define in absolute terms, however, common examples of “red flags” are included in the company’s related policies. If you ignore or choose not to report suspicious activity, both you and the company could be considered willfully blind and held liable for the criminal activity. Report concerns by submitting a Report of Unusual Activity, which can be found on Inside or the AdvisorCompass® site. Company property Our company property, including equipment, supplies, systems and facilities, must only be used for valid business purposes. Theft, carelessness and waste have a direct impact on our profitability. If you suspect someone was involved in, or is attempting to cover up, the theft or misuse of company property, immediately report it to Security Services (or your local security personnel) or to SecurityAMPF@ampf.com. Intellectual property Intellectual property is one of the most valuable assets of our company. Our logos and branding (e.g., trademarks, service marks) stand as a unique symbol of the quality, integrity and reliability that underlie all our products and services. Moreover, they serve to identify us to the world and set us apart from our competitors. The use of all logos and brand names, such as “Ameriprise Financial,” “Ameriprise Bank,” “RiverSource,” “Columbia Threadneedle Investments,” “Columbia Management” and “Threadneedle” must conform with company policy. We will also never knowingly infringe on the intellectual property rights of others. You are responsible for confirming that the use of any third-party intellectual property is approved and done with written permission. This includes, but is not limited to, computer programs, brands, logos and periodicals. Why ethics matter Our ability to attract and retain clients, advisors and employees depends on our reputation as an ethical, honest and law-abiding company. Anything that you do, whether at work or in your personal life, that damages our reputation is a serious matter. Be especially careful not to post or say anything on social media that could embarrass you or damage the reputation and brands we have worked so hard to establish. Remember that your obligation to comply with the Code doesn’t stop when you leave the office. We expect you to: Be alert to situations or actions that may be unethical or potentially damaging to the company’s reputation Watch for warning signs that may signal fraudulent activity and report any suspicious activity Use company property only for valid business purposes and with proper authorization Protect all company and client property and assets against theft or misuse Know and follow the social media policies that apply to your role

19 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES I hear leaders refer to enterprise risk management. What does it mean to me in my role? Like all financial services companies, we face various risks that could harm our company, clients and shareholders. We invest significant time and money to identify and manage these risks, but of course it’s impossible to eliminate many of them. Even if an event is completely out of our control, such as a natural disaster or act of terrorism, we need to anticipate it as much as possible and be able to respond effectively. Risks can become more serious over time and new risks are emerging constantly. Our Board of Directors and Executive Leadership Team are focused on risk management because it’s crucial to our continued success. We also have talented teams of officers and employees around the world who are devoted to risk management. To be truly effective in identifying, monitoring and managing risk, each of us must think and act like a risk manager. Regardless of your job or level of responsibility, we expect you to be part of our risk management program. Each of us is a risk manager.

20 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Safeguard and maintain accurate information We diligently safeguard our clients’ personal information. We believe that accurate recordkeeping and reporting are essential to our reputation and credibility. What you need to know We comply with all laws and policies related to the collection, safeguarding and disclosure of client or sensitive information. Confidentiality and privacy We maintain the confidentiality of information entrusted to us. Confidential information includes all non-public information that might be of use to competitors or harmful to the company or its clients if released. We ensure only employees with a business need-to-know reason are allowed access to such data. Report privacy incidents or unauthorized access to sensitive information to Privacy.Swat.Team@ampf.com. Financial and business information Maintaining accurate and complete business and financial records, including financial statements and accounts, expense reports, time records and invoices, is not just the job of Accounting and Finance personnel. Always record and classify transactions in the proper accounting period and in the appropriate account and department. Never delay or accelerate the recording of revenue or expenses. Always support estimates and accruals with appropriate documentation based on your best judgment. Never falsify any document or distort the true nature of any transaction. Never enable another person’s efforts to evade taxes or subvert local currency laws. Only make payments to the person or firm that actually provided the goods or services. Records management We maintain appropriate books and records according to the law and our policies. We do not shred, destroy or alter documents that are related to any imminent or ongoing investigation, lawsuit, audit, examination or are required to be maintained for regulatory purposes. Signature issues and forgery Employees, advisors or staff may not copy, affix or trace a client’s signature or sign any document on behalf of a client, even if specifically asked to by the client. A signature is considered forged if it was signed by someone other than the person named, or that person’s legally authorized representative. Whenever a client signature is required, it must be an original signature of the client or his or her legally authorized representative. Why ethics matter Many data breaches and cybersecurity incidents are the result of employee mistakes or negligence. Carelessly clicking a link in an email or opening an attachment could result in a serious cybersecurity incident. You’ve probably read about incidents at other companies that have cost millions of dollars to resolve. You play a role in being attentive and doing everything you can to avoid one at Ameriprise. We expect you to: Protect the privacy, confidentiality and security of all client, employee, advisor and company information Keep accurate business and financial records Safeguard sensitive information from unauthorized disclosure Report financial and other business information truthfully, accurately and completely Maintain all business records in accordance with the company’s policies and procedures and regulatory requirements

21 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES A package mailed by a client containing a completed application and a check looked like it had been opened. Do I need to tell anyone about this? Yes. Even if nothing appeared to be missing, this is still a potential breach of the client’s privacy. Send an email to Privacy.Swat.Team@ampf.com, who will research and identify potential risk. Contact your leader, registered principal, the Employee Relations Group Service Center at 1.877. 267.4748, ERGSC@ampf.com, the Ethics Hotline at 1.800.963.6395 or ampf.ethicspoint.com if you: Believe financial information or business records are not reported or maintained accurately and completely. Feel pressure to report inaccurate or incomplete financial or business information. Are asked to prepare or destroy documents in violation of company policy.

22 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Navigate your ethical questions Consider your actions carefully. Ask for guidance when you need it. What you need to know We make decisions with integrity. We expect our leaders to set an example of courteous and respectful behavior toward their team members and others. Related policies The Code of Conduct and the related policies cannot, and do not attempt to, address every possible situation or circumstance that you may encounter. You are responsible for becoming familiar with the Code of Conduct and related policies, adhering to the principles and rules stated in them and seeking advice and guidance when you are uncertain as to the proper course of action. If you are a leader Leaders at all levels are responsible for continually emphasizing integrity as a standard of performance for all employees, demonstrating how employees and others should be treated with dignity and respect and creating and maintaining a work environment free of discrimination and harassment. Leaders should always seek legal advice about the laws that may apply to a particular situation. Leaders are responsible for the health, safety and welfare of their departments, and everyone reporting or assigned to them, including visitors and contractors, while in a company workplace. If you are an individual contributor We expect all leaders to set the right ethical example for the company and its employees, regardless of how many people they lead. But even if you aren’t a leader, we expect you to be an example of this same honest and ethical behavior for others on your team. Remember that others may model their behavior based on yours, especially if you have more experience or have been with the company for a longer period of time. Never make jokes about complying with the law, our policies and procedures or the Code of Conduct. Never belittle anyone for asking what the right thing to do is. If someone on your team asks for your advice on how to handle an ethical question, encourage him or her to speak with your leader. Be supportive and remind the person that we have a strict policy against retaliation for reports made in good faith. How you behave and what you say matters. We expect you to: Be aware of the consequences of your actions Ask for guidance when you need it Ask yourself about a potential behavior or action: Is it consistent with the Code and other company policies? Is it ethical? Is it legal? Am I setting a good example? Will it put the company at undue risk? Will it reflect poorly on the company or me? Would I want to read about it in the news or on social media? How would I explain my actions to my colleagues, friends and family?

23 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Consequences for non-compliance Remember that asking for guidance before you act may help you avoid disciplinary action for violating the Code or a law, rule or regulation. What you need to know We will not accept ignorance or oversight as excuses for behavior that violates the Code, related policies or any law or regulation. We retain the right to determine whether specific actions or behaviors violate the Code of Conduct. Violations of the Code Personal conduct that violates the Code includes, but is not limited to: Willful or negligent damage to company property or the property of others; Theft or dishonesty, including falsification of company records or furnishing false or incomplete information on expense forms, time records, employment applications or other documents related to your employment; Inappropriate behavior or personal attire that is unprofessional or embarrasses the company or its clients, including posting or transmitting offensive or inappropriate material on the internet or any social media site; Disruptive or offensive behavior while conducting company business, including insubordination, willful disregard of company policies or procedures, disrespect toward a client or potential client, a leader or member of management, or failure to perform work as required or assigned; and Violations of safety or health laws or regulations or engaging in conduct that creates a safety or health hazard. In addition, if you violate the law during the course of your employment you may be subject to criminal and civil penalties as well as payment of monetary damages to the company or third parties. Disciplinary action may also be taken against an employee or advisor who: Authorizes, directs, approves, participates in or encourages violations of the Code; Deliberately fails to report or conceals violations or deliberately withholds or misstates relevant information; Retaliates against any other employee because he or she reported a suspected violation in good faith; or Knew or should have known about a violation by people under his or her supervision and did not promptly report it. We expect you to: Report concerns to your leader or one of the resources listed on this page. Understand the policies and procedures that impact your job. You can search Inside, AdvisorCompass, CompliSource or other company intranet systems for applicable policies. Talk to your leader about any situation that concerns you or reach out to any of the global resources or those listed on page 24for assistance: Your Human Resources business partner Employee Relations Group Service Center – ERGSC@ampf.com Executive Vice President, Human Resources – Kelli.A.Hunter@ampf.com General Counsel’s Organization – Heather.J.Melloh@ampf.com Corporate Secretary’s Office – Wendy.Mahling@ampf.com

24 CONTENTS | INTRODUCTION | REPORT YOUR CONCERNS | ETHICAL PRINCIPLES | NAVIGATE YOUR ETHICAL QUESTIONS | CONSEQUENCES FOR NON-COMPLIANCE | RESOURCES Global Resources Reach out to resources below or refer to related company policies, procedures or related resources to report concerns and for questions or additional information. Employee Relations Group Service Center ERGSC@ampf.com Ethics Hotline U.S.: 1.800.963.6395 or ampf.ethicspoint.com All other locations: Go to ampf.ethicspoint.com and select your location for country and access codes Human Resources Executive Vice President, Human Resources: Kelli.A.Hunter@ampf.com General Counsel’s Organization Executive Vice President, General Counsel: Heather.J.Melloh@ampf.com Corporate Secretary’s Office Senior Vice President, Corporate Secretary: Wendy.Mahling@ampf.com Risk & Control Services Senior Vice President, General Auditor: Ryan.P.Burns@ampf.com Fraud and Whistleblower Oversight Committee fwbcommitteereporting@ampf.com Personal Trading Compliance personal.trading@ampf.com Report suspicious activity Complete a Report of Unusual Activity located on your intranet. If the situation is urgent, call the Suspicious Activity Hotline – 1.612.671.6166 Concerns may also be raised with certain regulators listed in the whistleblower policy applicable to your business area Austria FMA – 0800 – 249 900; via the online tool, Einführung (bkms-system.net); or via post: Hinweisgeberstelle, Otto Wagner Platz 5, 1090 Wie Denmark Danish Financial Supervisory Authority –https://www.dfsa.dk/Whistleblower France Autorité des Marchés Financiers –(+33)1 64 40 64 44 ; in electronic format (via the online form); or via post Germany Federal Financial Supervisory Authority (BaFin) – hinweisgeberstelle@bafin.de or anonymous reports via the online tool: https://www.bkms-system.net/bkwebanon/report/clientInfo?cin=2BaF6&c=-1&language=ger Italy Commissione Nazionale per le Società e la Borsa – 0039 06 8411099; whistleblowing@consob.it; or via post CONSOB, Via G. B. Martini 3, 00198, Rome. Banca d’Italia – Online services platform; or via post: Banca d'Italia, Via Nazionale 91 - 00184 Roma, for the attention of the Directorate General for Financial Supervision and Regulation - Supervisory Institutional Relations Directorate - External Relations Support Division (the envelope must be marked Confidential) Luxembourg Commission de Surveillance du Secteur Financier – whistleblowing@cssf.lu Netherlands Dutch Authority for the Financial Markets – Information Line – info@afm.nl De Nederlandsche Bank Integrity Reporting Desk – meldpuntmisstanden@dnb.nl Spain Comision Nacional del Mercado de Valores – 900 373 362; whistleblowing@cnmv.es; or via post to Communication of infringements - Investors Department - CNMV. C/ Edison, 4, 28006 Madrid – C/ Bolivia 56, (4 ª Planta) 08018 Barcelona. Sweden Finansinspektionen – https://www.fi.se/en/about-fi/contact-us/whistleblowers/ United Kingdom FCA Whistleblowing– whistle@fca.gov.uk Prudential Regulation Authority – whistleblowing@bankofengland.co.uk

Financial Planning | Retirement | Investments | Insurance Ameriprise Financial, Inc. Corporate Secretary’s Office 1098 Ameriprise Financial Center, Minneapolis, MN 55474 ameriprise.com Revised January 1, 2023 © Ameriprise Financial, Inc. All rights reserved. Notes This document does not create a contract of employment or a contract for any specific term or condition of employment between Ameriprise Financial and an employee. Except as provided otherwise by the laws of a foreign jurisdiction, the relationship between Ameriprise Financial and an employee is at-will, meaning that either the employee or the company may terminate it at any time for any reason, with or without advance notice or progressive disciplinary action. The company reserves the right to make changes in or discontinue company policies, compensation plans, benefits and programs as it deems appropriate and these changes may be implemented even if they have not been communicated in this (or by change to this) document or otherwise. If this document refers to any company benefit program, it describes only certain highlights of the company’s benefit program. It does not supersede the actual provisions of the applicable plan documents, which in all cases are the final authority. The applicable plan administrator has the sole authority and discretion to determining your eligibility to participate in the plan, interpret the plan documents and administer of the plans. Ameriprise Financial takes reasonable efforts to ensure the accuracy of the contents of policy documents and in the administration of its policies and programs. The company does not assume responsibility for consequential damages caused by administrative or clerical errors.